UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2006

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2006, the board of directors of I-trax, Inc. elected Jack A. Smith to the board to hold office until I-trax’s 2006 annual meeting of stockholders. In addition, Mr. Smith was appointed to I-trax’s audit committee.

Mr. Smith has broad experience as an owner and senior executive in the retail industry. Mr. Smith founded The Sports Authority, Inc., a national sporting good chain, in 1987, where he served as Chief Executive Officer until September 1998 and as Chairman until April 1999. From 1981 until 1987, Mr. Smith served as Chief Operating Officer of Herman’s Sporting Goods. Prior to Herman’s, Mr. Smith served in executive management positions with other major retailers, including Sears & Roebuck, Montgomery Ward, Jefferson Stores and Diana Shops.

Mr. Smith is a director and chairman of the audit committee of Darden Restaurants, a New York Stock Exchange listed company, and a director of Compex Technologies, Inc., a medical device manufacturer listed on the NASDAQ National Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: January 31, 2006	By:	/s/ Frank A. Martin
	Name:	Frank A. Martin
	Title:	Chairman